Exhibit 31.2

CERTIFICATION

I, Robert Lawson, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report of Codexis, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2011

/s/ Robert Lawson
Robert Lawson
Senior Vice President and Chief Financial Officer